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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported)February 25, 1998

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On February 25, 1998 TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 20.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Arthur H. Wilder
    -----------------
Arthur H. Wilder
Vice President, Finance and Administration,
and Chief Financial Officer

Date: February 25, 1998

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                            INDEX TO EXHIBITS

20.  Press Release, dated February 25, 1998

          TCSI Appoints John C. Bolger to Chairman of the Board;
             Adds Dr. Norman E. Friedmann as New Board Member

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          TCSI Appoints John C. Bolger to Chairman of the Board;
             Adds Dr. Norman E. Friedmann as New Board Member

ALAMEDA, CALIFORNIA - February 25, 1998 - TCSI Corporation (Nasdaq: TCSI) announced today that John C. Bolger has been appointed as Chairman of the Board, filling a vacancy in that position. Bolger, 51, now a private investor, served as Vice President, Finance and Administration and Secretary of Cisco Systems, Inc. from 1989 until his retirement in 1992. He has served as a member of TCSI's Board since July 1992. TCSI also indicated that Dr. Norman E. Friedmann, 68, has joined as a new TCSI Board Member. Friedmann, who holds a Ph.D in Engineering from UCLA, was Executive Vice President and Chief Operating Officer of Herbalife, Chief Executive Officer of Daisy Systems, and Founder, Chief Executive Officer, and President of Los Angeles-based Cordura Corporation. He has served as a consultant to TCSI for the past year.

TCSI develops and supports the SolutionCoreTM and SolutionSuiteTM family of software products that enable telecommunications equipment manufacturers and service providers to create scalable, flexible software solutions for their operation support system (OSS) requirements. According to Dr. Ram Banin, TCSI's President and Chief Executive Officer, these new appointments significantly fortify the Board's strengths in both the financial and operational areas, as well as providing new insights and direction for determining and supporting growth strategies in the coming years.

"John Bolger knows our company well, providing guidance as a Board member throughout the past six years." said Dr. Banin. "We look forward to his continuing association with the company in the coming years."

TCSI's newest Board Member, Dr. Norman E. Friedmann, combines a strong technical background with extensive business management expertise. The author of over 40 publications and presentations on various topics in engineering, computer applications, marketing, and business management, Dr. Friedmann has served on the Board of Governors of the UCLA Foundation since 1987 and was a Consultant to the U.S. Secretary of Defense from 1982 to 1987. He is the Donor of the Friedmann Chair in Knowledge Sciences, UCLA School of Engineering and Applied Sciences, and was the 1986 recipient of the UCLA Distinguished Service Award.

"Having someone of Dr. Friedmann's stature join our Board is exactly what we were hoping for," says TCSI's Banin. "His long-term familiarity and involvement in the Internet, Fibre Channel, and Telecommunications market sectors will be invaluable as we roll our products out to the new markets that are developing all over the world."

About TCSI's Products and Services
TCSI provides integrated products and services to many of the world largest and most successful telecom companies. TCSI offers SolutionServicesTM, a full range of services including consulting, customized development, deployment,  maintenance,  and  training. SolutionCoreTM,  TCSI's  industry-
leading   application  environment,  enables  the  rapid  development   and
deployment of advanced element, network, and services management systems. TCSI's SolutionSuitesTM are integrated packages of applications components to automate the management processes of Intelligent Network, Broadband, Wholesale, and Digital Cellular services and networks.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.



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